Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-204695) and related Prospectus of RADA Electronic Industries Ltd. dated July 15, 2015 and to the incorporation by reference therein of our report dated April 29, 2015, with respect to the consolidated financial statements of RADA Electronic Industries Ltd., included in its Annual Report (Form 20-F) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

Haifa, Israel July 15, 2015	/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global